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                                                         Exhibit 99.B5(B)(xxi)



                                NASL SERIES TRUST
                          AMENDED SUBADVISORY AGREEMENT

         AGREEMENT made this 1st day of January, 1996, as amended December 31, 1996, between NASL Financial Services, Inc., a Massachusetts Corporation ("NASL Financial" or the "Adviser"), and Fidelity Management Trust Company, a Massachusetts Corporation (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.       APPOINTMENT OF SUBADVISER

         The Subadviser undertakes to act as investment subadviser to, and, subject to the supervision of the Trustees of NASL Series Trust (the"Trust") and terms of this Agreement, to manage the investment and reinvestment of the assets of each of the portfolios of the Trust specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Subadviser from time to time (the "Portfolio" or "Portfolios"). The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way or otherwise be deemed an agent unless expressly authorized in this Agreement or another writing by the Trust and Adviser.

2.       SERVICES TO BE RENDERED BY THE SUBADVISER TO THE TRUST

a. The Subadviser will manage the investments and determine the composition of the assets of the Portfolios, subject always to the direction and control of the Trustees of the Trust, and in accordance with the provisions of the Trust's registration statement. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Portfolios, the Subadviser will:

                  i. obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolios or are under consideration for inclusion in the Portfolios;

                  ii. formulate and implement a continuous investment program for each Portfolio consistent with the investment objectives and related investment policies for each such Portfolio as described in the Trust's registration statement, as amended;

                  iii. take whatever steps are necessary to implement these investment programs by the purchase and sale of securities and other investments authorized under the Trust's registration statement including the placing of orders for such purchases and sales.

                  iv. regularly report to the Trustees of the Trust with respect to the implementation of these investment programs; and

                  v. provide determinations of the fair value of certain securities when market quotations are not readily available for purposes of calculating net asset value for the Trust's Custodian in accordance with procedures and methods established by the Trustees of the Trust.

b. The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolios (excluding determination of net asset value and shareholder accounting services).

c. The Subadviser will select brokers and dealers to effect all transactions subject to the following conditions: the Subadviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Subadviser is directed at all times to seek to execute brokerage

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         transactions for the Portfolios in accordance with such policies or practices as may be established by the Trustees and described in the Trust's registration statement as amended. The Subadviser may pay a broker-dealer which provided research and brokerage services a higher commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Subadviser determines that the higher commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Subadviser's overall responsibilities with respect to accounts managed by the Subadviser. The Subadviser may use for the benefit of the Subadviser's other clients, or make available to companies affiliated with the Subadviser or to its directors for the benefit of its clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers.

d. The Subadviser will maintain all accounts, books and records with respect to the Portfolios as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act of 1940 (the "Investment Company Act") and Investment Advisers Act of 1940 (the "Investment Advisers Act") and the rules thereunder.

3.       COMPENSATION OF SUBADVISER

         The Adviser will pay the Subadviser with respect to each Portfolio the compensation specified in Appendix A to this Agreement.

4.       LIABILITY OF SUBADVISER

         Neither the Subadviser nor any of its directors, officers or employees shall be liable to the Adviser or Trust for any loss suffered by the Adviser or Trust resulting from its acts or omissions as Subadviser to the Portfolios, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the Subadviser or any of its directors, officers or employees. The Subadviser, its directors, officers or employees shall not be liable to the Adviser or Trust for any loss suffered as a consequence of any action or inaction of the Custodian in failing to observe the instructions of the Subadviser.

5.       SUPPLEMENTAL ARRANGEMENTS

         The Subadviser may enter into arrangements with other persons affiliated with the Subadviser to better enable it to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Subadviser.

6.       CONFLICTS OF INTEREST

         It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Subadviser as trustees, officers, stockholders or otherwise; that directors, officers, agents and stockholders of the Subadviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; that the Subadviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the Articles of Incorporation of the Subadviser, respectively, or by specific provision of applicable law.

7.       REGULATION

         The Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request of require pursuant to applicable laws and regulations.


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8.       DURATION AND TERMINATION OF AGREEMENT

         This Agreement shall become effective with respect to each Portfolio on the later of (i) its execution and (ii) approval by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolio. Thereafter, the Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of each of the Portfolios, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or any continuance of the Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the portfolios of the Trust.

         If the Shareholders of any Portfolio fail to approve the Agreement or any continuance of the Agreement, the Subadviser will continue to act as investment subadviser with respect to such Portfolio pending the required approval of the Agreement or its continuance or of any contract with the Subadviser or a different adviser or subadviser or other definitive action; provided, that the compensation received by the Subadviser in respect of such Portfolio during such period is in compliance with Rule 15a-4 under the Investment Company Act.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust or, with respect to any Portfolio, by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty days' written notice to the Adviser and the Subadviser, or by the Adviser or Subadviser on sixty days' written notice to the Trust and the other party. This agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company
Act) or in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason.

9.       PROVISION OF CERTAIN INFORMATION BY SUBADVISER

         The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

a. the Subadviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c. the chief executive officer or controlling stockholder of the Subadviser or the portfolio manager of any Portfolio changes.

10.      USE OF SUBADVISER'S NAME

         The Adviser will not use the Subadviser's name (or that of any affiliate) in Trust literature without prior review and approval by the Subadviser, which will not be unreasonably withheld or delayed.



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11.      AMENDMENTS TO THE AGREEMENT

         This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of each of the Portfolios affected by the amendment and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the Portfolios of the Trust.

12.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement of the parties with respect to the Portfolios listed in Appendix A.

13.      HEADINGS

         The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

14.      NOTICES

         All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

15.      SEVERABILITY

         Should any portion of this Agreement for any reason be held to void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

16.      GOVERNING LAW

         The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

17.      LIMITATION OF LIABILITY

         The Declaration of Trust establishing the Trust, dated September 28, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "NASL Series Trust" refers to the Trustees under the declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any Portfolio thereof, but only the assets belonging to the Trust, or to the particular portfolio with which the obligee or claimant dealt, shall be liable.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.


         [SEAL]                 NASL Financial Services, Inc.


                                by: ______________________________


         [SEAL]                 Fidelity Management Trust Company


                                by: ______________________________


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                                   APPENDIX A
                                   ----------

         The Subadviser shall serve as investment subadviser for the following portfolios of the Trust. The Adviser will pay the subadviser, as full compensation for all services provided under this Agreement, the fee computed separately for each such Portfolio at an annual rate as follows (the "Subadviser Percentage Fee"):

1. Equity Trust - .375% of the first $50,000,000 and .325% between $50,000,000 and $200,000,000, .275% between $200,000,000 and
         $500,000,000 and .200% on the excess over $500,000,000 of the current value of the net assets of the Portfolio;

2. Conservative Asset Allocation Trust - .350% of the first $50,000,000 and .300% between $50,000,000 and $200,000,000, .250% between
         $200,000,000 and $500,000,000 and .175% on the excess over $500,000,000 of the current value of the net assets of the Portfolio;

3. Moderate Asset Allocation Trust - .375% of the first $50,000,000 and .325% between $50,000,000 and $200,000,000, .275% between $200,000,000 and $500,000,000 and .200% on the excess over $500,000,000 of the current value of the net assets of the Portfolio;

4. Aggressive Asset Allocation Trust - .400% of the first $50,000,000 and .350% between $50,000,000 and $200,000,000, .300% between $200,000,000 and $500,000,000 and .225% on the excess over $500,000,000 of the current value of the net assets of the Portfolio;

         The Subadviser Percentage Fee for each Portfolio shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Subadviser. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.

         If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.



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